UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 21, 2017
____________________

FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On November 21, 2017, Finjan Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), announced that the jury in Finjan, Inc. v. Blue Coat Systems Inc. (5:15-cv-03295-BLF, “Blue Coat II”) resulted in a mixed verdict. Significantly, the jury could not achieve a unanimous decision on two patents, namely US Patent Nos. 6,154,844 and 8,677,494 (the "'844 Patent" and “‘494 Patent”), which will be retried by no later than January 8, according to the Court. On retrial, Finjan intends to seek approximately $46M in damages (as was sought in the present case), for Blue Coat’s infringement of the '494 and the '844 Patents. In addition, Finjan intends to continue to seek a finding of willful infringement, and recovery of enhanced damages and attorneys’ fees.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 21, 2017, entitled “Jury Delivers Mixed Verdict in Blue Coat II, Retrial to Commence by January 8, 2018 – Finjan Will Seek Approximately $46M in Damages at Retrial.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: November 21, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer